Exhibit 99.1

Carvana Co. Announces Upsize and Pricing of Senior Unsecured Notes Offering

PHOENIX – (BUSINESS WIRE) – April 28, 2022 – Carvana Co. – (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced it has priced the private placement of $3.275 billion in aggregate principal amount of its 10.2500% Senior Unsecured Notes due 2030 (the “Notes”). The Notes will be issued under an indenture to be entered into upon the closing of the offering, which Carvana anticipates will take place on or about May 6, 2022, subject to customary closing conditions. Carvana intends to use the net proceeds from the offering of the Notes to finance the proposed acquisition of the U.S. physical auction business of ADESA, Inc. (“ADESA”) from KAR Auction Services, Inc. for approximately $2.2 billion (the “ADESA U.S. Auction Acquisition”), to pay related fees and expenses, and they will also be used for working capital, capital expenditures and other general corporate purposes. The offering was upsized from the previously announced offering size of $2.275 billion. Given the increase in principal amount of Notes offered from the previously announced offering size of $2.275 billion, Carvana is no longer pursuing an offering of Series A perpetual preferred stock.

The Notes will bear interest at a rate of 10.2500% per year, payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2022. The Notes will mature on May 1, 2030, unless earlier redeemed or repurchased.

The Notes, which generally will be guaranteed on a senior unsecured basis by certain of Carvana’s direct or indirect wholly-owned, existing domestic subsidiaries, including certain subsequently acquired direct or indirect wholly-owned domestic subsidiaries of ADESA that own real property upon consummation of the ADESA U.S. Auction Acquisition, are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Offers of the Notes are being made only by means of a private offering memorandum.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s mission is to change the way people buy and sell cars. With a continued focus on its customers, technology and innovation, Carvana offers an intuitive and convenient online car buying, selling, and financing experience. Carvana.com enables customers to quickly and easily shop more than 71,000 vehicles, finance, trade in or sell their current vehicle to Carvana, sign contracts and schedule delivery or pickup at one of its patented, automated Car Vending Machines. Carvana is a Fortune 500 company, providing as-soon-as-next-day delivery to customers in over 300 U.S. markets.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Notes offering and the ADESA U.S. Auction Acquisition. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2021 and in the preliminary offering memorandum for the proposed notes offering. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Investors

Mike Levin

investors@carvana.com

Media

Kristin Thwaites

press@carvana.com

Source: Carvana Co.

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